Exhibit 99.1

CONCEPT DEVELOPMENT, INC.

FINANCIAL STATEMENTS AND INDEPENDENT AUDITORS’ REPORT

AS OF AND FOR

THE YEARS ENDED

DECEMBER 31, 2017 AND 2016

CONCEPT DEVELOPMENT, INC.

TABLE OF CONTENTS

Page
Independent Auditors’ Report

Financial Statements:

Balance Sheets	3

Statements of Income	4

Statements of Stockholder’s Equity (Deficit)	5

Statements of Cash Flows	6

Notes to Financial Statements	7

Supplemental Information	19

INDEPENDENT AUDITORS’ REPORT

To the Stockholder of Concept Development, Inc.

We have audited the accompanying financial statements of Concept Development, Inc. (the “Company”), which comprise the balance sheets as of December 31, 2017 and 2016, and the related statements of income, stockholder’s equity (deficit) and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

INDEPENDENT AUDITORS’ REPORT (continued)

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has limited working capital and an inconsistent history of generating operating profits and cash from operating activities. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our report is not modified with respect to this matter.

Emphasis of Matter – Acquisition of the Company

On August 31, 2018, the Company was acquired by One Stop Systems, Inc., a publicly-traded company.

Supplemental Information

Our audits were conducted for the purpose of forming an opinion on the financial statements taken as a whole. The supplementary information appearing on page 19 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information is the responsibility of management and was derived from, and relates directly to, the underlying accounting and other records used to prepare the financial statements. The supplemental information has been subjected to the auditing procedures applied in the audits of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting records and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures, in accordance with auditing standards generally accepted in the United States of America. In our opinion, the supplemental information is fairly stated, in all material respects, in relation to the financial statements taken as a whole.

HASKELL & WHITE LLP

Irvine, California

November 7, 2018

CONCEPT DEVELOPMENT, INC.

Balance Sheets

As of December 31, 2017 and 2016

	2017	2016
ASSETS
Current assets:
Cash	$58,141	$143,693
Accounts receivable, net of allowance of $3,576 and $2,527, respectively	231,462	249,909
Costs and estimated earnings in excess of billings on contracts in progress (Note 4)	400,596	45,441
Inventories	131,676	239,385
Prepaid expenses and other current assets	70,985	99,873
Total current assets	892,860	778,301
Deferred tax asset	570,797	-
Property and equipment, net	45,969	53,045
Other long-term assets	12,526	12,526
Total assets	$1,522,152	$843,872
LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$118,626	$123,946
Accrued expenses	132,261	188,006
Customer payable (Note 6)	472,837	708,737
Expected losses on uncompleted contracts	138,067	-
Total current liabilities	861,791	1,020,689
Commitments and contingencies (Note 10)
Stockholder's equity (deficit) (Note 8):
Common stock, $0.01 par value; 2,500,000 shares authorized, 13,900 shares issued and outstanding	139	139
Advances to stockholder (Note 7)	-	(126,732)
Retained earnings / (accumulated deficit)	660,222	(50,224)
Total stockholder's equity (deficit)	660,361	(176,817)
Total liabilities and stockholder's equity (deficit)	$1,522,152	$843,872

See accompanying notes to financial statements and independent auditors’ report

CONCEPT DEVELOPMENT, INC.

Statements of Income

For the Years Ended December 31, 2017 and 2016

	2017	2016
Net revenues	$3,879,880	$3,744,232
Cost of revenues	2,697,036	2,470,576
Gross profit	1,182,844	1,273,656
Selling, general and administrative expenses	833,157	898,658
Income from operations	349,687	374,998
Other (expenses) income:
Interest expense	(23,569)	(33,991)
Impairment of asset (Note 3)	-	(100,000)
Other income, net	2,157	1,620
Total other expense, net	(21,412)	(132,371)
Income before provision for income taxes	328,275	242,627
Benefit (provision) for income taxes	569,997	(800)
Net income	$898,272	$241,827

See accompanying notes to financial statements and independent auditors’ report

CONCEPT DEVELOPMENT, INC.

Statements of Stockholder’s Equity (Deficit)

For the Years Ended December 31, 2017 and 2016

	Common Stock		Advances to	(Accumulated Deficit)/Retained	Total Stockholder's
	Shares	Amount	Stockholder	Earnings	Equity (Deficit)
Balance, January 1, 2016	37,200	$372	$(122,393)	$(192,284)	$(314,305)
Common stock repurchase	(23,300)	(233)	-	(99,767)	(100,000)
Advances to stockholder, including interest	-	-	(4,339)	-	(4,339)
Net income	-	-	-	241,827	241,827
Balance, December 31, 2016	13,900	139	(126,732)	(50,224)	(176,817)
Stockholder distributions	-	-	-	(58,979)	(58,979)
Advances to stockholder, including interest	-	-	(2,115)	-	(2,115)
Reclassification of stockholder advances as distributions	-	-	128,847	(128,847)	-
Net income	-	-	-	898,272	898,272
Balance, December 31, 2017	13,900	$139	$-	$660,222	$660,361

See accompanying notes to financial statements and independent auditors’ report

CONCEPT DEVELOPMENT, INC.

Statements of Cash Flows

For the Years Ended December 31, 2017 and 2016

	2017	2016
Cash flows from operating activities:
Net income	$898,272	$241,827
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	12,000	15,847
Impairment of assets	-	100,000
Deferred tax asset	(570,797)	-
Provision for bad debts	(186)	168,966
Interest income on stockholder advances	(2,115)	(2,116)
Changes in operating assets and liabilities:	18,633	(201,785)
Accounts receivable
Costs and estimated earnings in excess of billings on contracts in progress, net	(217,088)	(53,441)
Inventories	107,709	2,407
Prepaid expenses and other current assets	28,888	(74,429)
Accounts payable	(5,320)	(284,688)
Accrued expenses	(55,745)	(30,918)
Net cash provided by (used in) operating activities	214,251	(118,330)
Cash flows from investing activities:
Purchases of property and equipment	(4,924)	(4,480)
Net cash used in investing activities	(4,924)	(4,480)
Cash flows from financing activities:
Net payments on line of credit	-	(350,000)
Net (repayments) borrowings on customer payable	(235,900)	708,737
Repurchase of common stock	-	(100,000)
Stockholder distributions	(58,979)	-
Advances to stockholder	-	(2,223)
Net cash (used in) provided by financing activities	(294,879)	256,514
Net (decrease) increase in cash	(85,552)	133,704
Cash at the beginning of the year	143,693	9,989
Cash at the end of the year	$58,141	$143,693
Supplemental disclosure of cash flow information: Cash paid during the year for:
Interest	$40	$10,462
Income taxes	$800	$800
Reclassification of stockholder advances as distributions	$128,847	$-

See accompanying notes to financial statements and independent auditors’ report

CONCEPT DEVELOPMENT, INC.

Notes to Financial Statements

For the Years Ended December 31, 2017 and 2016

1.	Nature of Business

Concept Development, Inc. (the “Company”) is located in Irvine, California and was incorporated in California on April 18, 1972. The Company provides engineering and product design services and related equipment sales for the computer, medical, aerospace and military industries throughout the United States and Europe.

2.	Management’s Plans

As of December 31, 2017, the Company had limited working capital and an inconsistent history of generating operating profits and cash from operating activities. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management’s plans with respect to these matters include:

•	Reduction in operating expenses;
•	Enter into payment plans with some of the Company’s vendors and contractors;
•	Meet with significant customers discussing restructuring and terms of payment and service;
•	Focus on growth through existing channels and relationships, maintaining good profit margins;
•	Careful monitoring of cash flow;
•	Retention of key employees;
•	Retention of earnings from operations for reinvestment in new business growth;
•	Reduce debt; and
•	Continuous development of quality processes, including obtaining necessary external certifications, and monitoring of its processes.

On August 31, 2018, the Company was acquired by One Stop Systems, Inc., a publicly-traded company.

3.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) as codified in the Accounting Standards Codification (“ASC”) promulgated by the Financial Accounting Standards Board (“FASB”).

CONCEPT DEVELOPMENT, INC.

Notes to Financial Statements (continued)

For the Years Ended December 31, 2017 and 2016

3.	Summary of Significant Accounting Policies (continued)

Accounts Receivable

The Company carries its accounts receivable at invoiced amounts less allowances for doubtful accounts. Management evaluates the ability to collect accounts receivable based on a combination of factors. A reserve for doubtful accounts is maintained based on the length of time receivables are past due or the status of a customer’s financial position. Accounts receivable are reserved in the period when they are deemed uncollectible. At December 31, 2017 and 2016, management determined that an allowance for doubtful accounts of $3,576 and $2,527, respectively, was necessary.

Concentrations and Credit Risk

Customers

The Company extends credit to a variety of customers and performs ongoing credit evaluations of such customers. The Company does not obtain collateral to secure its accounts receivable.

During the year ended December 31, 2017, four customers accounted for approximately 90% of net revenues. Accounts receivable due from these customers as of December 31, 2017 were $206,572. During the year ended December 31, 2016, four customers accounted for approximately 85% of net revenues. Accounts receivable due from these customers as of December 31, 2016 were approximately $214,000.

Cash

Cash balances are maintained at various banks and institutions. The Federal Deposit Insurance Corporation (“FDIC”) insurance limit is up to $250,000 per bank. At December 31, 2017 and 2016, the Company had no balances in these accounts in excess of the FDIC limit. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Inventories

Inventories, which consist primarily of component parts and units in progress are stated at the lower of cost or market with cost determined on the weighted average cost basis, which approximates the first-in, first-out method. The Company regularly monitors its inventories for excess or obsolete items and makes any valuation corrections when such adjustments are needed. As of December 31, 2017 and 2016, inventories consisted of raw materials and work in progress totaling approximately 16% and 84% for 2017 and 5% and 95% for 2016, respectively, of total inventories.

CONCEPT DEVELOPMENT, INC.

Notes to Financial Statements (continued)

For the Years Ended December 31, 2017 and 2016

3.	Summary of Significant Accounting Policies (continued)

Investment in Securities

The Company holds 221,141 shares of Series B Preferred Stock and 55,556 shares of Series C Preferred Stock of Lumexis Corporation, a privately-held company, representing an approximate 1% ownership. The Company invested a total of $100,000 for these shares and the investment was carried at cost because the Company did not exercise significant influence over its operating and financing activities.

During 2016, due to ongoing financial struggles, Lumexis Corporation ceased all operations. As such, the Company has deemed its investment in Lumexis Corporation impaired and has recorded an impairment charge of $100,000 in the accompanying 2016 statement of income.

The Company performed engineering services for Lumexis Corporation. Total revenue earned on services performed for this entity was approximately $92,600 for the year ended December 31, 2016, and is included in net revenues in the accompanying statement of income. Due to the financial condition of Lumexis Corporation, during 2016, the Company wrote off all receivables totaling approximately $169,000 from Lumexis Corporation.

Property and Equipment

Property and equipment are stated at cost and are being depreciated using the straight-line method over estimated useful lives of three to five years.

Maintenance and repairs are charged to expense as incurred. Renewals and improvements of a major nature are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation and amortization are removed from the accounts and any gains or losses are reflected in the period’s income statement.

Long-Lived Assets

The Company’s management assesses the recoverability of its long-lived assets upon the occurrence of a triggering event by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which impairment is determined by management. At December 31, 2017 and 2016, the Company’s management believes there is no impairment of long-lived assets. There can be no assurance however, that market conditions will not change or demand for the Company’s products and services will continue, which could result in impairment of long-lived assets in the future.

CONCEPT DEVELOPMENT, INC.

Notes to Financial Statements (continued)

For the Years Ended December 31, 2017 and 2016

3.	Summary of Significant Accounting Policies (continued)

Revenue and Cost Recognition

Revenues from engineering contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date compared to total estimated costs for each customer contract.

Engineering costs include all direct material and labor costs, equipment rentals, subcontractor costs and those indirect costs related to contract performance such as indirect labor, depreciation, supplies, tools and repairs. General and administrative costs are charged to expense as incurred.

Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and revenues. These revisions are recognized in the period in which the revisions are determined. Due to the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near-term.

The asset “Costs and estimated earning in excess of billings on contracts in progress” represent revenues recognized in excess of amounts billed (Note 4).

Revenue from the sale of products is recognized when there is evidence of an arrangement, the selling price is fixed or determinable, title and risk of loss has transferred to the customer, any installation or service obligations have been satisfied, and collection is reasonably assured. Net revenue includes deductions for customer discounts and actual and estimated returns. All amounts billed to customers related to shipping and handling are classified as net sales.

The Company offers product warranties that generally extend for one year from the date of sale. Such warranties require the Company to repair or replace defective product returned to the Company during the warranty period at no cost to the customer.  The Company records an estimate for warranty‑related costs at the time of sale based on its historical and estimated future product return rates and expected repair or replacement costs.  While such costs have historically been within management’s expectations and the provisions established, unexpected changes in failure rates could have a material adverse impact on the Company, requiring additional warranty reserves, which would adversely affect the Company’s gross profit.

CONCEPT DEVELOPMENT, INC.

Notes to Financial Statements (continued)

For the Years Ended December 31, 2017 and 2016

3.	Summary of Significant Accounting Policies (continued)

Income Taxes

Effective 2009, the Company is taxed as an S corporation under the provisions of the Internal Revenue Code. As a result, taxable income and losses flow directly to the stockholder, and tax-related assets and liabilities of the Company are for the benefit of or the obligation of the stockholder. The Company is subject to California state franchise taxes equal to 1.5% of taxable income generated in the state of California.

On December 30, 2017, with the consent of the Company’s stockholder, the Company revolved its election of S Corporation status. As a result, effective January 1, 2018, the Company is taxed as a C corporation. As a result of these events, the Company recorded a net deferred income tax asset of $569,997 as of December 31, 2017 (Note 9).

The Company uses the asset and liability method of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the year’s taxable income for federal and state income tax reporting purposes.

US GAAP prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that it has taken or expects to take on a tax return. A favorable tax position is to be included in the calculation of tax liabilities and expenses if a company concludes that it is more likely than not that its adopted tax position will prevail if challenged by tax authorities. The Company did not recognize any adjustments regarding its tax accounting treatments for the years ended December 31, 2017 and 2016. Management believes the Company’s income tax returns for the years 2014-2017 remain open to examinations by tax authorities.

Advertising

The Company expenses advertising as incurred. Amounts incurred for advertising expenses for the year ended December 31, 2017 and 2016 totaled approximately $12,000 and $1,000, respectively, and are included in selling, general and administrative expenses in the accompanying statements of income.

CONCEPT DEVELOPMENT, INC.

Notes to Financial Statements (continued)

For the Years Ended December 31, 2017 and 2016

3.	Summary of Significant Accounting Policies (continued)

Accounting Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. On an ongoing basis, management reviews its estimates based on information that was available at that time. Significant estimates include the collectability of receivables, estimates to complete for engineering contracts, the determination of excess or obsolete inventories, and the recoverability of long-lived assets. Changes in facts and circumstances may cause the Company to revise its estimates.

New Accounting Pronouncements

In August 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (Subtopic 205-40), which defines management's responsibility to evaluate whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern and to provide related disclosures.  Currently, this evaluation has only been an auditor requirement. Specifically, the amendments (1) provide a definition of the term “substantial doubt,” (2) require an evaluation every reporting period, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of the consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that financial statements are issued. The adoption of this guidance in 2016 did not have a material impact on the financial statements.

In April 2015, the FASB issued an update to a standard to simplify the presentation of debt issuance costs. This update requires debt issuance costs be presented on the balance sheet as a direct reduction from the carrying amount of the debt liability consistent with debt discounts or premiums. Adoption of this standard is required annual periods beginning after December 15, 2015 and is to be applied retrospectively. The adoption of this update on January 1, 2016 did not materially impact the Company’s financial statements.

In November 2015, the FASB issued guidance related to the presentation of deferred income taxes. The guidance requires that deferred tax assets and liabilities be classified as non-current on a balance sheet. This guidance was adopted by the Company effective January 1, 2016 and resulted in the Company classifying all deferred tax assets and liabilities as non-current.

CONCEPT DEVELOPMENT, INC.

Notes to Financial Statements (continued)

For the Years Ended December 31, 2017 and 2016

3.	Summary of Significant Accounting Policies (continued)

New Accounting Pronouncements (continued)

In July 2015, the FASB issued ASU 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. Topic 330 currently requires an entity to measure inventory at the lower of cost or market, where market could be replacement cost, net realizable value, or net realizable value less an approximately normal profit margin. This ASU limits the scope to inventory that is measured using first-in, first-out (FIFO) or average cost and requires inventory be measured at the lower of cost or net realizable value. The update is effective for fiscal years beginning after December 15, 2016, and did not materially impact the Company’s financial statements when adopted on January 1, 2017.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts (Topic 606) (“ASU 2014-09”). ASU 2014-09 amends the guidance for revenue recognition to replace numerous, industry specific requirements. The ASU implements a five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. ASU 2014-09 also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows from contracts with customers. Other major provisions include the capitalization and amortization of certain contract costs, ensuring the time value of money is considered in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. The provisions of ASU 2014-09 are effective for private companies for reporting periods beginning after December 15, 2018. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company is currently assessing the impact the adoption of ASU 2014-09 will have on its financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (“ASU 2016-02”). Under ASU 2016-02, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. ASU 2016-02 is effective for fiscal years beginning after December 15, 2019 for private companies. The Company is currently evaluating the impact of adopting will have on its financial statements.

CONCEPT DEVELOPMENT, INC.

Notes to Financial Statements (continued)

For the Years Ended December 31, 2017 and 2016

4.	Costs and Billings on Uncompleted Contracts

Costs and billings on uncompleted contracts are comprised of the following as of December 31:

	2017	2016
Costs incurred on uncompleted contracts	$664,144	$104,894
Add: estimated earnings on uncompleted contracts	-	8,707
	664,144	113,601
Less: billings-to-date	(263,548)	(68,160)
	$400,596	$45,441
Expected losses on uncompleted contracts	$138,067	$-

5.	Property and Equipment

Property and equipment, net consists of the following as of December 31:

	2017	2016
Furniture and fixtures	$140,461	$139,817
Computer equipment	156,023	151,743
Production and test equipment	328,260	328,260
Leasehold improvements	90,917	90,917
	715,661	710,737
Less accumulated depreciation and amortization	(669,692)	(657,692)
	$45,969	$53,045

During the years ended December 31, 2017 and 2016, depreciation and amortization expenses totaled $12,000 and $15,847, respectively.

6.	Customer Payable

On March 2, 2016, the Company entered into an Interim Management Control and Repayment Agreement (“Agreement”) with a customer, InFlight Canada, Inc. (“IFC”). Per the terms of the Agreement, IFC provided the Company with non-interest bearing loans to be used for working capital purposes.  On April 25, 2017, the Company and IFC entered into a memorandum of understanding (“MOU”) under which the Agreement was cancelled. Under the terms of the MOU, the Company incurred an additional $100,000 financing fee and is required to pay a total of $708,737 to IFC by making monthly cash payments of 40% of EBIDTA (with no minimum) until the balance is paid in full.

The financing fee is being amortized over the expected term of the borrowings, estimated to be through the first quarter of 2019.  As of December 31, 2017 and 2016, the outstanding balances to IFC, which include the unamortized financing fee, are $472,837 and $708,737, respectively.  Interest expense on related borrowings was $23,529 for each of the years ended December 31, 2017 and 2016.  Subsequent to year end and through the date of these financial statements, the Company has made payments under the MOU totaling $102,742.

CONCEPT DEVELOPMENT, INC.

Notes to Financial Statements (continued)

For the Years Ended December 31, 2017 and 2016

7.	Advances to Stockholder

From time-to-time, the Company advances funds to the stockholder. These advances bear interest at 1.75% and are secured by the stockholder’s ownership in the Company. During the years ended December 31, 2017 and 2016, the Company advanced $0 and $2,223 to the stockholder and also recorded $2,115 and $2,116 in interest income from the stockholder, respectively. Effective December 31, 2017 the stockholder and the Company agreed to recharacterize all outstanding advances, and related interest thereon, as distributions to the stockholder.

8.	Common Stock Repurchase

Effective February 7, 2016, the Company entered into a Stock Redemption Agreement with its former majority stockholder. Per the terms of the agreement, the Company paid the former majority stockholder cash of $100,000 in exchange for 23,300 shares of common stock, representing 62.6% of the Company and 100% of the shares of common stock controlled by the former majority stockholder.

9.	Income Taxes

The income tax benefit (provision) consisted of the following for the years ended December 31, 2017 and 2016:

	2017	2016
Current
Federal	$-	$-
State	(800)	(800)
Subtotal	(800)	(800)
Deferred
Federal	559,757	-
State	11,040	-
Subtotal	570,797	-
	$569,997	$(800)

CONCEPT DEVELOPMENT, INC.

Notes to Financial Statements (continued)

For the Years Ended December 31, 2017 and 2016

9.	Income Taxes (continued)

Deferred tax assets and liabilities at December 31, 2017 and 2016 are as follows:

	2017	2016
Deferred tax assets:
Tax credit carryforward	$1,034,122	$-
Operating loss carryforward	8,906	-
Accrued liabilities not currently deductible	28,581	-
Other	7,659	-
Total deferred tax assets	1,079,268	-
Deferred tax liabilities	-	-
Valuation allowance	(508,471)	-
Net deferred tax assets	$570,797	$-

The Company evaluates whether a valuation allowance should be established against its net deferred tax assets based on the consideration of all available evidence using a “more likely than not” standard. In making such judgements, significant weight is given to evidence that can be objectively verified. As of December 31, 2017, a valuation allowance has been provided based on the Company’s assessment that it is more likely than not, that sufficient taxable income will not be generated to realize the tax benefits of the temporary differences. The valuation allowance increased during the year ended December 31, 2017 primarily related to the impact the conversion had on the California Research and Development Credit.

At December 31, 2017, the Company has federal and state tax credit carryforwards of approximately $527,000 and $507,000, respectively, at December 31, 2017. Federal tax credit carryforwards begin to expire in 2018 and state tax credits carry forward indefinitely.

The Tax Cuts and Jobs Act (the “Act”) was enacted on December 22, 2017. Among other changes, the Act reduces the US federal corporate tax rate from 34 percent to 21 percent. The Company measured certain deferred tax assets and liabilities based on the rates at which they are expected to reverse in the future, which is generally 21% for federal tax purposes. However, the Company is still analyzing certain aspects of the Act and refining calculations, which could potentially affect the measurement of these balances or give rise to new deferred tax amounts.

CONCEPT DEVELOPMENT, INC.

Notes to Financial Statements (continued)

For the Years Ended December 31, 2017 and 2016

10.	Commitments and Contingencies

Leases

The Company leases its corporate offices and a piece of equipment under operating lease agreements. The office lease expires in June 2021 and requires monthly payments of base rent ranging from $14,088 to $15,856. The equipment lease expires in January 2021 and requires monthly payments of approximately $1,300.

Future annual minimum lease payments under non-cancelable operating leases are as follows:

Year ending December 31,
2018	$192,000
2019	198,000
2020	205,000
2021	97,000
$692,000

Aggregate rental expense was approximately $180,000 and $172,000 for the years ended December 31, 2017 and 2016, respectively.

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain transactions. The Company indemnifies its directors, officers, employees and agents to the maximum extent permitted under the laws of the State of California. In connection with its office leases, the Company has indemnified its lessors for certain claims arising from the use of the facilities. The duration of the guarantees and indemnities varies, and in many cases is indefinite. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated to make any payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying balance sheets.

Litigation

On April 25, 2017, the Company and IFC participated in formal mediation to avoid litigation that may have arisen over the terms of the Agreement. As a result, the Company and IFC entered into an MOU under which the Agreement was cancelled (Note 6).

CONCEPT DEVELOPMENT, INC.

Notes to Financial Statements (continued)

For the Years Ended December 31, 2017 and 2016

10.	Commitments and Contingencies (continued)

Litigation (continued)

On April 6, 2015, the Company was a defendant in a lawsuit that was filed in the Circuit Court of the Fourth Judicial Circuit in Duvall County, Florida. The case arose from claims by a customer alleging breach of contracts entered into with the Company in 2014. The complaint was dismissed on motion of the Company on July 27, 2015, but returned to the Circuit Court after appeal on July 25, 2016.  Plaintiff has taken no action to prosecute the claim since that date and was seeking damages of $110,000.  In July 2018, a settlement agreement was finalized with payment by the Company to the Plaintiff of $45,000 payable in various future installments. The $45,000 settlement charge was expensed in 2015 and has been accrued in the accompanying balance sheets as of December 31, 2017 and 2016.

The Company may be involved from time-to-time in other claims, lawsuits, disputes with third parties, actions involving allegations or discrimination or breach of contract actions incidental in the normal operations of the business. The Company is currently not involved in any such litigation or disputes which management believes could have a material adverse effect on its financial position or results of operations.

11.	Retirement Plan

The Company has a 401(k) profit sharing plan (the “Plan”) in which all eligible employees, as defined, can elect to participate. Employer contributions to the Plan are at the discretion of the Company and vest over a five-year period. During the years ended December 31, 2017 and 2016, the Company made no contributions to the Plan.

12.	Backlog

Backlog represents the amount of revenue the Company expects to realize from work to be performed on uncompleted contracts in progress. The Company’s backlog balances were approximately $921,000 and $1,600,000 as of December 31, 2017 and 2016, respectively.

13.	Subsequent Events

The Company has determined that no additional material events have occurred subsequent to the balance sheet date and through November 7, 2018, the date of issuance of these financial statements.

CONCEPT DEVELOPMENT, INC.

Supplemental Information – Statement of Operating Expenses

For the Years Ended December 31, 2017 and 2016

	December 31, 2017		December 31, 2016
Cash flows from operating activities:	Amount	Percent of Net Revenues	Amount	Percent of Net Revenues
Salaries - employees	$860,696	22.2%	$847,377	22.6%
Salaries - stockholder	213,108	5.5%	200,407	5.4%
Rent	204,202	5.3%	196,520	5.2%
Provision for bad debts	(186)	0.0%	168,966	4.5%
Professional fees	117,618	3.0%	32,820	0.9%
Employee benefits	98,377	2.5%	80,621	2.2%
Payroll taxes	82,549	2.1%	78,196	2.1%
Office expense	40,394	1.0%	37,089	1.0%
Utilities and communications	35,620	0.9%	34,410	0.9%
Depreciation and amortization	12,000	0.3%	15,847	0.4%
Insurance	13,970	0.4%	14,340	0.4%
Travel and entertainment	23,578	0.6%	8,729	0.2%
Workers’ compensation	4,348	0.1%	4,142	0.1%
Taxes and licenses	2,544	0.1%	2,674	0.1%
Overhead allocation to cost of sales	(875,661)	(22.6)%	(823,480)	(22.0)%
	$833,157	21.5%	$898,658	24.0%

See independent auditors’ report.